                       SECURITIES AND EXCHANGE COMMISSION
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by Registrant                                            [x]
Filed by a Party Other than Registrant                         [ ]

Check the Appropriate Box:

[x] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only as listed by Rule 14a-6(e)(2)0
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Exchange Act rule 14a-11(c) or 14a-12


                     WORLDWIDE ENTERTAINMENT & SPORTS CORP.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing fee (Check the appropriate box)
[x] No Fee Required
[ ] Fee computed on table below
          1)   Title of each class of securities to which transaction applies:
          2)   Aggregate Number of Securities to which transaction applies:
          3) Per unit price or the underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it is determined):
          4)   Proposed maximum aggregate value of transaction: $
          5)   Total fee paid: $
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:
          1)   Amount Previously Paid: $_______________.
          2)   Form, Schedule or Registration Statement No.: ________
          3)   Filing Party:
          4)   Date Filed:


                        ---------------------------------
                        Copies of all communications to:


                               John D'Angelo, Esq.
                     Worldwide Entertainment & Sports Corp.
                         29 Northfield Avenue, Suite 200
                          West Orange, New Jersey 07502
                                  973-325-3244

                  WORLDWIDE ENTERTAINMENT & SPORTS CORPORATION
                         29 Northfield Avenue, Suite 200
                          West Orange, New Jersey 07052

                                   -------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 17, 1999

To the Stockholders of
WORLDWIDE ENTERTAINMENT & SPORTS CORPORATION

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of WORLDWIDE ENTERTAINMENT & SPORTS CORPORATION, a Delaware corporation (the "Company"), will be held on December 17, 1999 at the hour of 3:00 p.m. at the Grand Summit Hotel, 570 Springfield Avenue, Summit, New Jersey 07902, for the following purposes:

         Proposal 1:    To elect seven members to the Board of Directors of the
                        Company;

         Proposal 2:    To consider and vote upon a proposal to adopt the
                        Company's 1999 Stock Option Plan;

         Proposal 3:    To consider and vote upon a proposal to amend the
                        Company's Certificate of Incorporation to (i) increase the number of authorized shares of the Company's Common
                        Stock from 20,000,000 to 60,000,000 shares and (ii) to increase the number of authorized shares of the Company's "blank check" Preferred Stock from 5,000 shares to 5,000,000 shares;

         Proposal 4:    To consider and vote upon (i) a proposal to authorize
                        the Company to sell, an additional 2,400,000 shares of Common Stock in the second stage of a private placement, of up to 5,000,000 shares in the aggregate, in order to raise up to $6,000,000 to finance the Company's Internet subsidiary, Sportcut.com, Inc. and for general corporate purposes; and (ii) certain compensation payable to the Placement Agent in connection therewith;

         Proposal 5:    To ratify the selection of Friedman Alpren & Green
                        LLP as the Company's independent auditors for the fiscal year ending December 31, 1999; and

         To transact such other business as may properly come before the Meeting or any postponement or adjournment thereof.

              The Board of Directors of the Company has fixed October 25, 1999 as the record date (the "Record Date") for the determination of Stockholders entitled to notice of, and to vote at, the Meeting or any postponement or adjournment thereof. Accordingly, only Stockholders of record at the close of business on the Record Date are entitled to notice of, and shall be entitled to vote at, the Meeting or any postponement or adjournment thereof.

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. YOUR VOTE IS IMPORTANT. TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE, SIGN AND PROMPTLY MAIL YOUR PROXY IN THE RETURN ENVELOPE PROVIDED. YOUR FAILURE TO EXERCISE YOUR VOTE WILL HAVE THE EFFECT OF A VOTE AGAINST THE PROPOSED AMENDMENTS OF THE CERTIFICATE OF INCORPORATION. Submitting a proxy will not prevent you from voting in person, should you so desire, but will help to secure a quorum and will avoid added solicitation costs. You may revoke your proxy at any time before it is voted at the Meeting.

By Order of the Board of Directors,

/s/Marc Roberts                              /s/ Herbert F. Kozlov
----------------------------                 --------------------------------
Marc Roberts                                 Herbert F. Kozlov, Secretary
Chairman of the Board
and Chief Executive Officer
November 10, 1999

                  WORLDWIDE ENTERTAINMENT & SPORTS CORPORATION
                        29 Northfield Avenue, Suite 200
                          West Orange, New Jersey 07052

                                 PROXY STATEMENT

     This Proxy Statement is being mailed on or about November 10, 1999 to all Stockholders of record at the close of business on October 25, 1999 in connection with the solicitation by the Board of Directors of Proxies for the Annual Meeting of Stockholders (the "Meeting") to be held on December 17, 1999 at 3:00 p.m. at the Grand Summit Hotel, 570 Springfield Avenue, Summit, New Jersey 07902.

     A proxy card is enclosed. Whether or not you plan to attend the Meeting in person, please date, sign and return the enclosed proxy card as promptly as possible in the postage prepaid envelope provided to ensure that your shares will be voted at the Meeting.

     Proxies will be solicited by mail, and the Company will pay all expenses of preparing and soliciting such proxies. The person designated as proxy in any duly executed proxy card received, will vote on all matters presented at the Meeting in accordance with the specifications given therein by the person executing such Proxy or, in the absence of specified instructions, will vote for the named nominees to the Company's Board of Directors and in favor of each of the proposals indicated on such Proxy. The Board of Directors does not know of any other matter that may be brought before the Meeting but, in the event that any other matter should come before the Meeting, or any nominee should not be available for election, the persons named as proxy will have authority to vote all Proxies not marked to the contrary in their discretion as they deem advisable.

     Any Stockholder may revoke his Proxy at any time before the Meeting by written notice to such effect received by the Company at the address set forth above, attn: Corporate Secretary, by delivery of a subsequently dated Proxy or by attending the Meeting and voting in person.

     Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Meeting. Abstentions will be counted in tabulations of the votes cast on each of the proposals presented at the Meeting, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

     The total number of shares of the Company's Common Stock outstanding as of October 25, 1999 was 14,228,320. There are no shares of Preferred Stock outstanding. Each share of Common Stock is entitled to one non-cumulative vote. Only Stockholders of record as of the close of business on October 25, 1999 will be entitled to vote. A majority of the shares of Common Stock outstanding and entitled to vote, or 7,114,161 shares, must be present at the Meeting in person or by proxy in order to constitute a quorum for the transaction of business. The majority of the votes present in person or by proxy and entitled to vote are needed to pass each of the proposals to be made at the Meeting, except the proposal to amend the Company's Certificate of Incorporation which requires a majority of all votes entitled to be exercised by all of the Company's outstanding Common Stock.

         A list of Stockholders entitled to vote at the Meeting will be available at the Company's offices, 29 Northfield Avenue, Suite 200, West Orange, New Jersey 07052 for a period of ten days prior to the Meeting and at the Meeting itself for examination by any Stockholder.

                                   THE MEETING

TIME AND PLACE OF ANNUAL MEETING

     The Meeting is scheduled to be held at 3:00 p.m., local time, on December 17, 1999 at the Grand Summit Hotel, 570 Springfield Avenue, Summit, New Jersey 07902.

PURPOSE OF THE MEETING

     At the Meeting, the Company's Stockholders will be asked (a) to elect seven members to the Board for the ensuing year, (b) to consider and vote upon the adoption of the Company's 1999 Stock Option Plan, (c) to consider and vote on a proposal to amend the Company's Certificate of Incorporation to (i) increase the number of authorized shares of the Company's Common Stock from 20,000,000 shares to 60,000,000 shares and to (ii) increase the number of authorized shares of the Company's "blank check" Preferred Stock from 5,000 shares to 5,000,000 shares,
(d) to consider and vote upon (i) a proposal to authorize the Company to sell up to an additional 2,400,000 shares, bringing the total offered for sale to 5,000,000 shares of Common Stock, in a private placement in order to raise at least $6,000,000 in a private placement of securities to finance the operations of the Company's Internet subsidiary, Sportcut.com, Inc. and for general corporate purposes; and (ii) the payment of certain compensation payable to the Placement Agent in connection therewith, (e) to ratify Friedman Alpren & Green LLP as the Company's independent auditors for the fiscal year ending December 31, 1999 and (f) to transact any such other business as may properly come before the Meeting or any postponement or adjournment thereof.

VOTING AND SOLICITATION OF PROXIES

     All shares of Common Stock represented at the Meeting by properly executed proxies received prior to the vote at the Meeting, unless previously revoked (as described immediately below), will be voted in accordance with the instructions thereon. Where a properly signed proxy is returned and no instructions are given, proxies will be voted FOR (i) the election of the nominees named herein as members of the Board, (ii) the adoption of the Company's 1999 Stock Option Plan, (iii) the proposed amendment to the Company's Certificate of Incorporation, (iv) the proposed authorization for the Company to issue up to 5,000,000 shares of Common Stock in a private placement of common stock in order to raise at least $6,000,000 and the proposed payment of certain compensation to the Placement Agent in connection therewith, and (v) the ratification of Friedman Alpren & Green LLP as the Company's independent certified public accountants. No matters other than those referred to above are presently scheduled to be considered at the Meeting. A broker who holds shares in street name will not be entitled to vote on the proposal to amend the Certificate of Incorporation without instructions from the beneficial owner of such shares. This inability to vote is referred to as a broker non-vote. Stockholder abstentions and broker non-votes will be counted for purposes of determining the existence of a quorum at the Meeting. Pursuant to the General Corporation Law of the State of Delaware and the Company's Certificate of Incorporation and by-laws, a proposal to amend the Certificate of Incorporation must be approved by the vote of a majority of the votes eligible to be cast by the Company's Stockholders at the Meeting, and, as a result, abstentions and broker non-votes will have the same effect as a vote against such proposals.

     Stockholders giving proxies may revoke them at any time before it is voted. A proxy may be revoked by filing with the Secretary of the Company at 29 Northfield Avenue, Suite 200, West Orange, New Jersey 07052 either (i) a written notice of revocation bearing a date later than the date of such proxy or (ii) a subsequent proxy relating to the same shares; or by attending the Meeting and voting in person (although attendance at the Meeting will not, in and of itself, constitute a revocation of a proxy).

     Proxies are being solicited by and on behalf of the Company. The Company will solicit proxies by mail, and the directors, officers and employees of the Company may also solicit proxies by telephone, telegram or personal interview. Those persons will receive no additional compensation for these services but will be reimbursed for reasonable out-of-pocket expenses. The Company will bear the costs of preparing and mailing the proxy materials to fiduciaries, custodians and brokerage houses for forwarding to beneficial owners of shares of Common Stock. Such persons will be paid reasonable out-of-pocket expenses.

SHARES ENTITLED TO VOTE

     The close of business on October 25, 1999 has been fixed as the record date (the "Record Date") for determining the Stockholders entitled to notice of and to vote at the Meeting. As of the Record Date, there were 14,228,320 shares of Common Stock issued and outstanding and entitled to vote.

     Each share of Common Stock entitles the holder thereof to one vote. Accordingly a total of 14,228,320 votes may be cast at the Meeting. The holders of shares of Common Stock representing a majority of all votes entitled to be cast at the Meeting, present in person or represented by proxy at the Meeting, shall constitute a quorum. Abstentions and broker non-votes are counted as present in determining whether the quorum requirement is satisfied.

VOTE REQUIRED

     A quorum being present at the meeting, a plurality of the votes cast shall be required for the election of the Company's slate of directors, the approval of the Company's 1999 Stock Option Plan, the approval of the Company's proposal to (i) privately place up to an additional 2,400,000 shares of its Common Stock, bringing the aggregate total up to 5,000,000 shares, in order to raise up to $6,000,000 and (ii) pay certain proposed compensation to the Placement Agent in connection therewith, and the ratification of Friedman Alpren & Green LLP as the Company's independent certified public accountants shall require the affirmative vote of a majority of the votes cast. A majority of all votes entitled to be exercised by all of the Company's outstanding shares of Common Stock will be necessary for the approval of the proposal to amend the Certificate of Incorporation. Abstentions and broker non-votes will be counted as votes against such proposal to amend the Certificate of Incorporation. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

SHARES COMMITTED

     The Company has been advised by various members of management and the Board who, in the aggregate, hold or otherwise have voting power with respect to 2,946,772 shares of Common Stock (representing approximately 20.7% of the shares of Common Stock outstanding) that they intend to vote such shares in favor of each of the proposals to be presented for consideration and approval at the Meeting, including the election of each of the candidates nominated to serve on the Board.

NO APPRAISAL RIGHTS

     Under the General Corporation Law of the State of Delaware, Stockholders of the Company do not have appraisal rights in connection with any of the proposals upon which a vote is scheduled to be taken at the Meeting.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     Seven directors are to be elected at the Meeting to serve for a term of one year or until their respective successors are elected and qualified.

INFORMATION CONCERNING NOMINEES

     The following table sets forth the positions and offices presently held with the Company by each nominee, his age, his tenure as a director and the number of shares of the Company's Common Stock beneficially owned as of October 25, 1999:


                                         Positions                                        Number
                                       Presently Held                                   of Shares            Approximate
                                          with the                   Director           Beneficially         Percentage
Name                       Age            Company                      Since             Owned(1)            of Class(1)
----                       ---         ---------------                -------            --------             ----------
Marc Roberts               40       Chairman of the Board and          1995              1,964,966(2)            13.5%
                                    Chief Executive Officer

Allan Cohen, M.D           56       Director                           1996              161,667(3)               1.1%

Herbert F. Kozlov          46       Secretary and Director             1996              579,000(4)               4.0%

Harvey Silverman           57       Director                           1996              410,834(5)               2.9%

Charles A. Koppelman       59       Director, Chairman of the Board    1999              500,000(6)               3.5%
                                    of Sportcut.com, Inc.

Jordan Schlachter          31       Director and Chief Executive       1999              0                          0%
                                    Officer of Sportcut.com, Inc.

John D'Angelo              42       In-House General Counsel           1999              219,791(7)               1.5%
                                    and Director


(1) Marc Roberts, Allan Cohen, Harvey Silverman, Herbert Kozlov and John D'Angelo have agreed with the Company to refrain from exercising their currently exercisable options until after the filing of the Amendment to the Certificate of Incorporation discussed in Proposal 3. Except as otherwise indicated, the persons named herein have sole voting and dispositive power with respect to the shares beneficially owned.

(2) Includes 380,000 shares that may be acquired upon the exercise of currently exercisable options and warrants.

(3) Includes 145,000 shares that may be acquired upon the exercise of currently exercisable options and warrants.

(4) Includes 285,500 shares that may be acquired upon the exercise of currently exercisable options and warrants and includes 8,000 shares held under the NYGUMA for the benefit of his minor children. Does not include shares and warrants to acquire additional shares held by members of a law firm of which Mr. Kozlov is a member. Mr. Kozlov disclaims beneficial ownership of such shares.

(5) Includes 235,500 shares that may be acquired upon the exercise of currently exercisable options and warrants.

(6) Such shares vest pro-rata over a three-year period, conditioned upon Mr. Koppelman's serving a three year term as a member of the Board of Directors of the Company. Sportcut.com, Inc., a 91.5% owned subsidiary of the Company.

(7) Includes 200,000 shares that may be acquired upon the exercise of currently exercisable options and includes 16,666 shares owned by A.R. D'Angelo Trust, a family trust of which Mr. D'Angelo is a co-trustee and a beneficiary.

     MARC ROBERTS has been President and Chief Executive Officer of the Company since its inception in August 1995. Mr. Roberts has principally been involved in the day-to-day operations of the Company since that time. Since 1992, originally through predecessors of the Company and, subsequent to August 1995, through the Company itself, Mr. Roberts has also been directly engaged in the management of the Company's boxers. Mr. Roberts is involved in various real estate, restaurant and business ventures as a passive investor, none of which occupies a significant portion of his business time.

     ALLAN COHEN, M.D. has been a director of the Company since July 1996. Dr. Cohen is engaged in the practice of medicine, specializing in gastroenterology, and has been President of Gastroenterology Associates, a professional corporation, since 1974 and President of the Medical Staff at Muhlenburg Hospital in Plainfield, New Jersey. Dr. Cohen is Marc Robert's uncle.

     HERBERT F. KOZLOV has been a director and secretary of the Company since July 1996. Mr. Kozlov is a member of Parker Duryee Rosoff & Haft, counsel to the Company. Mr. Kozlov is also a director of HMG Worldwide Corporation, Alpha Hospitality Corporation and a number of privately held companies. He has been a practicing attorney for more than twenty years.

     HARVEY SILVERMAN, has been a director of the Company since July 1996. Mr. Silverman is a Senior Managing Director of Spear Leeds & Kellog in New York, where he has been employed since 1963. Mr. Silverman is a Governor on the American Stock Exchange and is a director of Intermarket Clearing Corp.

     CHARLES A. KOPPELMAN has been a director of the Company since June 1999. He is Chairman and Chief Executive Officer of CAK Universal Credit Corp., a leading entertainment finance company. He is also a director of Steven Madden, Ltd., and the Rock and Roll Hall of Fame. He is also on the arts board at Tufts University and is a Trustee of North Shore Hospital. He is also on the Board of Governors of New York Hospital and sits on the Dean's Council at Hofstra Law School. On October 12, 1999 Mr. Koppelman accepted appointment to serve as the Chairman of the Board of Sportcut.com, the Company's 91.5% owned Internet subsidiary that is developing a sports themed electronic commerce Internet business scheduled to launch in the late Fall of 1999.

     JORDAN SCHLACHTER is the Chief Executive Officer of Sportcut.com, Inc., a 91.5% owned subsidiary of the Company. He previously was the Director of Financial Planning and Analysis for the National Basketball Association where he had been employed since 1991. He received a B.A. from Harvard University and an MBA from New York University.

     JOHN D'ANGELO has been In-House General Counsel of the Company since April 1998. He is a graduate of Cornell University and the University of Virginia School of Law where he was a member of the Law Review. His previous legal experience spans over ten years, principally as a corporate attorney with the firm of Davis Polk & Wardwell.


     All directors will hold office until the next annual meeting of Stockholders and the election and qualification of their successors. Executive officers are elected annually by the Board of Directors to hold office until the first meeting of the Board following the next annual meeting of Stockholders and until their successors are chosen and qualified.

INFORMATION CONCERNING THE BOARD

     The Board of Directors held 4 meetings, including actions taken by unanimous written consent, during the year ended December 31, 1998. All of the then incumbent directors were present at each such meeting either in person or through teleconference.

     The Board of Directors is responsible for oversight and administration of executive compensation and also reviews and implements appropriate action with respect to all matters pertaining to stock options granted under the Company's 1996 stock option plan.

     The Audit Committee of the Board is charged with the review of the activities of the Company's independent auditors, including, but not limited to, fees, services and scope of audit. In 1998 the Audit Committee was composed of Messrs. Kozlov and Silverman. The Audit Committee is presently composed of Messrs Koppelman and Silverman. The Audit Committee met once during the year ended December 31, 1998.

SECTION 16(a) - REPORTING DELINQUENCIES

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than 10% Stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that through December 31, 1998, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

     Stockholder Vote Required. A quorum being present, the election of the Directors will require the affirmative vote of the holders, present in person or represented by proxy at the Meeting, of shares entitled to cast a plurality of the votes cast at the Meeting.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION TO THE BOARD OF
              DIRECTORS OF THE COMPANY OF EACH OF THE NOMINEES.

                                   PROPOSAL 2

                   PROPOSAL TO APPROVE 1999 STOCK OPTION PLAN

     The Company's Board of Directors adopted the Company's 1999 Stock Option Plan (the "1999 Plan") on September 14, 1999, subject to Stockholder approval of the Plan within one year thereafter, and subject to Stockholder approval of the amendment to the Certificate of Incorporation set forth as Proposal 3 hereof, to increase the number of authorized shares of Common Stock. The following summary of the provisions of the 1999 Plan is qualified in its entirety by express reference to the text of the 1999 Plan attached as Appendix A hereto.

PURPOSE

     The purpose of the 1999 Plan is to advance the interests of the Company by inducing persons of outstanding ability and potential to join and remain with the Company, by encouraging and enabling employees, directors and consultants to acquire proprietary interests in the Company and by providing the participating employees, directors and consultants with additional incentive to promote the success of the Company.


     The 1999 Plan provides for its administration by the Board of Directors or by a committee consisting of at least two persons chosen by the Board of Directors (the "Committee"). The Committee has discretionary authority (subject to certain restrictions) to determine the individuals to whom, the times at which, and the exercise price for which options will be granted. The Committee also interprets the 1999 Plan and prescribes rules, regulations and forms relating to its administration. The receipt of options by directors shall not preclude their vote on any matters in connection with the administration or interpretation of the 1999 Plan.

SHARES SUBJECT TO THE 1999 PLAN

     A total of 2,000,000 shares of Common Stock of the Company shall be reserved for issuance under the 1999 Plan, subject to Stockholder approval of Proposal 3 hereof. The 1999 Plan provides for appropriate adjustments in the event of stock dividends, stock splits, recapitalizations and other changes in the Company's capital structure. No options have been granted under the 1999 Plan as of the date hereof.

NATURE OF OPTIONS

     The Committee may grant options under the 1999 Plan ("Incentive Stock Options") which are intended to meet the requirements of Section 422A of the Internal Revenue Code of 1986, as amended ("the Code"). In addition, the Committee may grant options under the 1999 Plan which are not intended to meet the requirements of Section 422A of the Code ("Nonstatutory Stock Options"). The Federal income tax consequences of both Incentive Stock Options and Nonstatutory Stock Options are described below under "Federal Income Tax Consequences".

ELIGIBILITY

     Subject to certain limitations as set forth in the 1999 Plan, options to purchase shares may be granted thereunder to persons, including Committee members, who, in the case of Incentive Stock Options, are full time employees (including officers and directors) of either the Company or any subsidiary of the Company, or, in the case of Nonstatutory Stock Options, are employees of or non-employee directors of, or consultants to, the Company or any subsidiary of the Company.

OPTION PRICE

     The option price of the shares of Common Stock subject to an Incentive Stock Option under the 1999 Plan may not be less than the fair market value of the shares on the date upon which such option is granted. In addition, in the case of an option holder of an Incentive Stock Option who owns, at the time the option is granted, more than 10% of the total combined voting power of all classes of stock of the Company or of a subsidiary of the Company (a "10% Stockholder"), the purchase price of the shares may not be less than 110% of the fair market value of the shares on the date upon which such option is granted.

     Under the 1999 Plan, the option price may be paid for in full by the surrender of shares of Common Stock of the Company. In such case, the Committee shall determine the fair market value of the surrendered shares as of the date of their exercise in the same manner as the value is determined upon the grant of an Incentive Stock Option.

     The Committee in its sole discretion shall determine the option price of the shares of Common Stock subject to Non-statutory Stock Options.

NON-TRANSFERABILITY

     Incentive Stock Options granted under the 1999 Plan are not transferable other than by will or the laws of descent and distribution and such options are exercisable, during a holder's lifetime, only by such holder.

RESTRICTIONS ON EXERCISE

     No Incentive Stock Option granted under the 1999 Plan will be exercisable after the expiration of ten years from the date of its grant. However, if an Incentive Stock Option is granted to a 10% Stockholder, such option shall not be exercisable after the expiration of five years from the date of its grant.

DEATH, DISABILITY OR TERMINATION OF EMPLOYMENT

     If the employment of an option holder under the 1999 Plan shall be terminated voluntarily by the employee or if such termination shall be made for cause, or if the services of a non-employee director shall be terminated voluntarily by the director or for cause, such option may be exercised at any time within ninety (90) days after such termination (but in no event after the expiration of the option). For the purposes of the 1999 Plan, the retirement of an individual either pursuant to a pension or retirement plan adopted by the Company or at the normal retirement date prescribed from time to time by the Company shall be deemed to be a termination of such individual's employment other than voluntarily by the employee or for cause.

     If an option holder under the 1999 Plan (i) dies or becomes permanently or totally disabled while employed by the Company or while serving as a non-employee director of the Company or (ii) dies within three months after the termination of his employment of service other than voluntarily or for cause, then such options may be exercised by the option holder or his legatee, legatees, his personal representatives or distributees at any time within one year after his death or termination of employment due to disability.

EFFECT OF CHANGES IN THE CAPITALIZATION OF THE COMPANY

     In the event of any merger, reorganization or other recapitalization of the Company, an option holder under the Plan would be entitled to receive, upon the exercise of his Option, the same consideration that he would have been entitled to receive upon the happening of such corporate event, as if the option holder had been, immediately prior to the event, the holder of the total number of shares underlying his Option.

     Notwithstanding the foregoing, if the Company's Common Stock should cease to be publicly traded at any time in the future, an option holder under the 1999 Plan who exercises his option at any time thereafter would be entitled to receive only such number of shares or other consideration to the extent that his option had vested on the date of the cessation of such public trading.

     Management is neither planning nor aware of any merger, reorganization or other recapitalization or potential merger, reorganization or recapitalization of the Company.

AMENDMENT AND TERMINATION

     The 1999 Plan (but not options previously granted thereunder) shall terminate on September 30, 2009. Subject to certain limitations, the 1999 Plan may be amended or terminated at an earlier date by the Company's Board of Directors or by a majority of the outstanding shares entitled to vote thereon.

FEDERAL INCOME TAX CONSEQUENCES

         The following material summarizes the principal anticipated federal income tax consequences of grants under the 1999 Plan to participants and the Company.

     CONSEQUENCES TO PARTICIPANTS

     INCENTIVE STOCK OPTIONS. No income results to the holder of an Incentive Stock Option upon the grant of the option or issuance of shares. The amount realized on the sale or taxable exchange of such shares in excess of the option price will be considered a capital gain, except that, if a disposition occurs within one year after exercise of the option or two years after the grant of the option, the option holder will realize compensation, for federal income tax purposes, on the amount by which the lesser of (i) the fair market value on the date of exercise or (ii) the amount realized on the sale of the shares, exceeds the option price. For the purpose of determining alternative minimum taxable income, an Incentive Stock Option is treated as a non-qualified option. The fair market value of shares for which an option holder may be granted Incentive Stock Options that are exercisable for the first time during any year may not exceed $100,000.

     NON-STATUTORY OPTIONS. In connection with the exercise of a non-statutory option, an option holder will generally realize compensation, for federal income tax purposes, on the difference between the option price and the fair market value of the shares acquired.

     PAYMENT OF OPTION PRICE IN SHARES. If an option is exercised and payment is made by means of previously held shares, there is no gain or loss recognized to the option holder on the previously held shares. In the case of a non-statutory option, the option holder's basis and holding period of the previously held shares will be carried over to an equivalent number of shares received upon exercise of the option. Any additional shares received under the option will have a basis equal to the compensation realized by the option holder for federal income tax purposes plus the amount of any additional cash paid.

     DISQUALIFYING DISPOSITION. Exercising a non-statutory option with shares that were originally acquired on the exercise of an Incentive Stock Option will not constitute a "disqualifying disposition" of such previously held shares. If, however, the new shares are not held for the balance of the required holding period, there will be a disqualifying disposition for federal income tax purposes, resulting in recognition of compensation to the option holder in an amount equal to the excess of the fair market value over the option price at the time such incentive shares were originally acquired (but not in excess of the option holder's gain). However, exercising an Incentive Stock Option with shares acquired on the exercise of an Incentive Stock Option will constitute a disqualifying disposition of such previously held shares if the one-and-two-year holding periods described above have not been met before such exercise.

     TAX WITHHOLDING RIGHTS. Upon delivery to the Company of previously-held shares to satisfy withholding or other tax obligations of a participant pursuant to tax withholding rights, the difference between the fair market value of, and the participant's basis for, such shares would be a capital gain or loss to the participant for federal income tax purposes.

     CONSEQUENCES TO THE COMPANY

     To the extent individual option holders qualify for capital gains tax treatment, neither the Company nor its affiliates will generally be entitled to a deduction for federal income tax purposes. In other cases, the Company or its affiliates will generally receive a federal income tax deduction at the same time as and in the same amount as the amount which is taxable to the employee as compensation, except as provided below.

     The Board has unanimously approved the 1999 Plan, subject to Stockholder approval and subject to Stockholder approval of the Amendment to the Certificate of Incorporation described in Proposal 3 hereof, and unanimously recommends to the Stockholders that the same be approved and ratified by them.

     Stockholder Vote Required. Adoption of the 1999 Plan requires the affirmative vote (a quorum being present) of the holders, present in person or represented by proxy at the Meeting, of shares entitled to cast a majority of the votes at the Meeting.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE OR
              RATIFY THE ADOPTION OF THE 1999 STOCK OPTION PLAN.

                                   PROPOSAL 3

           AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION TO
                 INCREASE THE AMOUNT OF AUTHORIZED CAPITAL STOCK

     At the Meeting, Stockholders will be asked to approve or ratify an amendment to the Company's Certificate of Incorporation (the "Certificate") proposed by resolution of the Board which (i) would increase the number of authorized shares of Common Stock by forty million (40,000,000) shares and (ii) would increase the number of authorized shares of the Company's "blank check" Preferred Stock by four million nine hundred ninety five thousand (4,995,000) shares.

     The Company's authorized capital stock currently consists of 20,000,000 shares of Common Stock and, as of the Record Date, there were issued and outstanding 14,228,320 shares of Common Stock. Additionally, there are currently issued and outstanding options and/or warrants that, upon exercise, would call for the issuance of an additional 6,419,858 shares of Common Stock. Certain directors and officers of the Company have agreed to refrain from exercising options to purchase, in the aggregate, up to 1,520,000 shares of Common Stock pending the approval by the Company's Stockholders of the Amendment to the Company's Certificate of Incorporation described in this Proposal 3. The Company's authorized "blank check" Preferred Stock presently consists of 5,000 shares, none of which have been designated and issued as a series of Preferred Stock.

     The additional shares of Common Stock proposed to be authorized pursuant to this proposal would be available to the Company to fulfill its obligations with respect to the exercise of its options and warrants, to enable the Company to reserve a sufficient number of shares to support the 1999 Option Plan (See Proposal 2), and to provide it with the flexibility to raise funds to meet the future business developments and capital requirements, particularly with respect to its current capital requirements and to fund the operations of its recently formed Internet subsidiary, Sportcut.com, Inc. In this proxy statement for example (See Proposal 4), the Company is also seeking Stockholder approval to issue up to 5,000,000 aggregate shares of Common Stock in a private placement of securities in order to raise at least $6,000,000. Although the Company has no plans at this time for any such transactions, the Company may also use the additional shares of Common Stock and Preferred Stock for business or asset acquisitions in the future if such opportunities arise and are deemed to be in the best interest of the Company by the Board of Directors. The Company would also like to have the flexibility afforded by the additional Common and Preferred shares to issue stock dividends or other equity reorganizations from time to time if, in the future, the Board of Directors should decide that it would be desirable, in light of market conditions then prevailing and in order to take advantage of propitious market conditions, to broaden the public ownership of, and to enhance the market for, the Common Stock. Additional shares would also be available for other purposes, which include other employee benefit programs at the discretion of the Board, without the delays and expenses ordinarily attendant upon obtaining further Stockholder approval. Likewise, the additional increase in authorized Preferred Stock would provide the Company with additional flexibility in meeting its future capital requirements with another type of security in addition to its Common Stock.

     To the extent required by Delaware law, Stockholder approval will be solicited in the event shares of Common Stock are to be issued in connection with a merger or acquisition. The Company, in compliance with the Nasdaq SmallCap Market listing requirements, will also solicit Stockholder approval for any transactions that may trigger such approval. In general, however, and subject to certain Nasdaq limitations, the Board may issue the additional authorized shares for such purposes without Stockholder approval. The issuance of such shares would dilute the voting power, and, potentially, the liquidation value of the currently outstanding shares.

     The proposed amendment to the Certificate would amend Article Fourth thereof to read in its entirety as follows:

          FOURTH: The total number of shares of stock that the Corporation shall have the authority to issue is sixty-five million (65,000,000), consisting of sixty million (60,000,000) shares of Common Stock, each such share having a par value of $.01, and five million (5,000,000) shares of Preferred Stock, each such share having a par value of $.01. The Board of Directors is expressly authorized to issue Preferred Stock without Stockholder approval, on one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participant, optional or special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the

     Board of Director providing for the issue of such series and as may be permitted by the Delaware General Corporation Law.


     The Board has unanimously approved the foregoing proposed amendment and unanimously recommends to the Stockholders that the same be approved or ratified by the Stockholders.

     Stockholder Vote Required. A quorum being present, the adoption of the foregoing proposed amendment to the Certificate of Incorporation will require the affirmative vote of a majority of all of the outstanding shares of Common Stock as of the Record Date.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED
                  AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

                                   PROPOSAL 4

     PROPOSAL TO APPROVE THE ADDITIONAL PRIVATE PLACEMENT OF UP TO 2,400,000
       SHARES OF COMMON STOCK THROUGH AN EXISTING PRIVATE OFFERING TO FUND OPERATIONS FOR THE COMPANY'S INTERNET SUBSIDIARY, SPORTCUT.COM, INC.
    AND FOR GENERAL CORPORATE PURPOSES AND THE PAYMENT OF CERTAIN COMENSATION
                 TO THE PLACEMENT AGENT IN CONNECTION THEREWITH

     The Company, subject to the approval by the Stockholders of the Proposal to Amend the Company's Certificate of Incorporation described in Proposal 3, above, seeks Stockholder approval to privately place up to an additional 2,400,000 shares of Common Stock in its existing private offering in order to raise an additional approximately $2,880,000 in capital to fund the operations of its 91.5% owned Internet subsidiary, Sportcut.com, Inc. ("Sportcut.com"), and for general corporate purposes through December 31, 2000.

Placement of Additional Shares

     On September 15, 1999 the Company engaged Janssen Partners, Inc. ("Janssen") to serve as the Placement Agent for the private placement of the Company's Common Stock. The Company retained Janssen to raise from a minimum of $1,000,000 to a maximum of $6,000,000 with the proceeds to be used for the development of Sportcut.com and for general corporate purposes (the "Janssen Private Placement"). In order to raise the maximum amount of $6,000,000 in the Janssen Private Placement, the Company anticipates it will have to issue up to 5,000,000 shares of Common Stock, assuming the shares are sold at the minimum per share price of $1.20 allowed by the Janssen Private Placement Agreement. The actual price of the Common Stock in the offering will be the average price of the Common Stock for ten business days preceding any closing less a twenty percent (20%) discount with a maximum share price of $2.00 per share and a minimum share price of $1.20 per share, however, so the actual number of shares issued may vary. All shares of Common Stock sold in the Janssen Private Placement will be restricted subject to their registration by the Company on or before the expiration of six months from their dates of issuance.

     NASDAQ SmallCap Corporate Governance requirements require a company listed on NASDAQ to obtain the approval of its stockholders before consummating a transaction for "the sale or issuance by the company of common stock...equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than...the market value of the stock." To be in accordance with the NASDAQ Small Cap Market listing requirements, therefore, the Company is currently entitled to issue up to approximately 2,600,000 shares of its Common Stock in the Janssen Private Placement without obtaining Stockholder approval (the "Shares Not Subject To Stockholder Approval"). Assuming the minimum share price of $1.20, the Company will be able to sell 2,600,000 shares of Common Stock and raise approximately $3,120,000 in gross proceeds from the Janssen Private Placement without obtaining shareholder approval. On October 16, 1999, the Company closed upon the first sale of 1,138,057 shares at $1.34 per share and anticipates one or more additional closings for the sale of additional common stock up to the aggregate limit of 2,600,000 shares.

     In this Proposal 3 the Company seeks shareholder approval to issue the remaining 2,400,000 shares (the "Shares Subject to Stockholder Approval") anticipated to be necessary to be sold in the Janssen Private Placement in order to reach the $6,000,000 goal (assuming, for purposes of discussion, the minimum per share price of $1.20). If the Company sells 2,400,000 shares at the minimum per share price of $1.20, the Company will raise additional gross proceeds of $2,880,000 in this second part of the Janssen Private Placement thereby reaching the $6,000,000 aggregate goal for the funding of Sportcut.com's operations.

     Sportcut.com is in its development stages and continues to require capital to implement its business plan to become a sports themed e-commerce Internet business operating an interactive web site at http:// www.sportcut.com through which it will disseminate sports related information and retail sports related merchandise. Sportcut.com was formed in April 1999 and is presently projected to launch in the late fall 1999. The Company anticipates that it is likely that Sportcut.com will continue to need additional funding to maintain its operations and to fully integrate its business during the year 2000. The Company has not presently engaged a placement agent for any additional private placement beyond the Janssen Private Placement. In the event the full $6,000,000 is raised from the Janssen Private Placement, the Company intends to use the net proceeds from the Janssen Private Placement, which it estimates at approximately $5,195,000, primarily to fund the operations of Sportcut.com, and to a lesser extent for general corporate purposes. The Company intends to primarily use the proceeds of such Janssen Private Placement within the next six to twelve months to finance the design, implementation, and launch of Sportcut.com, including general business expenses such as payroll, advertising and marketing, and equipment purchases and licenses.

Certain Compensation of the Placement Agent

     The Company is also seeking in this Proposal 3, shareholder approval for the stock and warrants compensation to be paid to Janssen for both the Shares Not Subject To Stockholder Approval and the Shares Subject To Stockholder Approval. The Company has agreed to compensate Janssen for serving as the Placement Agent in the Janssen Private Placement as follows: (i) as of September 15, 1999, the date on which the Placement Agreement was signed, the Company agreed to issue Janssen (a) a total of 300,000 restricted shares of Common Stock and 300,000 warrants to acquire Common Stock at an exercise price of $1.50 per share, which was the closing price of the Common Stock on September 15, 1999 as reported by the NASDAQ SmallCap Market, such warrants to be exercisable for a five year term, and (b) the sum of $100,000; (ii) upon Janssen's raising aggregate proceeds of at least $1,000,000, Janssen shall receive a monthly consulting fee of $10,000 per month for six months; a ten percent (10%) selling commission and a three (3 %) percent non-accountable expense allowance on aggregate proceeds raised in the Janssen Private Placement; (iii) upon Janssen's raising aggregate proceeds of at least $3,000,000, Janssen shall receive an additional 300,000 restricted shares of Common Stock and 300,000 warrants to acquire Common Stock at an exercise price of $1.50 per share, exercisable for a five year term and the monthly consulting fee shall increase from $10,000 per month to $20,000 per month for a three year term; and (iv) upon Janssen's raising the aggregate proceeds of $6,000,000 Janssen shall receive an additional 300,000 restricted shares of Common Stock and 300,000 warrants to acquire Common Stock at an exercise price of $1.50 per share, exercisable for a five year term and shall also receive 250 shares of common stock of Sportcut.com, which is 5% of Sportcut.com's current outstanding shares of common stock.

     In connection with the October 16, 1999 closing of the sale of 1,138,057 shares of the Shares Not Subject To Approval at $1.34 per share, the Company raised gross proceeds of approximately $1,525,000. The Company paid Janssen a 10% commission on such amount and a 3% non-accountable expense allowance. The Company has also paid Janssen the aforementioned $100,000 sum. Closing on the $1,525,000 triggered the commencement of the $10,000 monthly consulting fee as well. The Company and Janssen have agreed that Janssen's receipt of the aforementioned stock and warrant compensation, however, is subject to shareholder approval, although the cash compensation paid to Janssen in the October 16, 1999 closing and any future closing of shares in the Janssen Private Placement is not subject to shareholder approval.

     The Company's proposal herein shall not be interpreted as precluding the Company from engaging in alternative forms of financing for Sportcut.com and for the Company for which Stockholder approval is not required, including but not limited to, a private placement of Sportcut.com securities or an initial public offering of Sportcut.com's securities.

     Stockholder Vote Required. A quorum being present, the approval of the foregoing proposal requires the affirmative vote of the holders, present in person or represented by proxy at the Meeting, of shares entitled to cast a plurality of the votes cast at the Meeting.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL TO AUTHORIZE:
  (I) THE ISSUANCE OF UP TO AN ADDITIONAL 2,400,000 SHARES OF COMMON STOCK TO BE OFFERED FOR SALE THROUGH AN EXISTING PRIVATE OFFERING TO FUND
   OPERATIONS FOR THE COMPANY'S INTERNET SUBSIDIARY, SPORTCUT.COM, INC. AND
           FOR GENERAL CORPORATE PURPOSES; AND (II) THE PAYMENT OF
     CERTAIN COMPENSATION TO BE PAID TO THE PLACEMENT AGENT IN CONNECTION
                       THEREWITH. EXECUTIVE COMPENSATION

     Set forth below is the aggregate compensation for services rendered in all capacities to the Company during its fiscal years ended December 31, 1998, 1997 and 1996 by its Chief Executive Officer and each of its executive officers whose compensation exceeded $100,000 during its fiscal year ended December 31, 1998:

                           SUMMARY COMPENSATION TABLE



                                                                     LONG TERM COMPENSATION
                                                            -------------------------------------
                                ANNUAL COMPENSATION               AWARDS                  PAYOUTS
                             -------------------------     -------------------     -----------------------
                                                OTHER                  NUMBER OF                   ALL
NAME AND                                        ANNUAL     RESTRICTED  SECURITIES   LONGTERM       OTHER
PRINCIPAL                                       COMPEN-      STOCK     UNDERLYING   INCENTIVE     COMPEN-
POSITION               YEAR  SALARY    BONUS    SATION(1)    AWARDS     OPTIONS     PAYOUTS        SATION
---------              ----  ------    -----    ---------    ------   -------      ---------    --------------
Marc Roberts           1998   $215,000    --        --          --       65,000        --            --
  Chief Executive      1997   $215,000    --        --                  140,000        --            --
  Officer              1996   $195,000    --        --          --         --          --            --

Roy Roberts (2)        1998   $120,000    --        --          --     125,000         --            --
  Chief Financial      1997   $120,000    --        --          --      40,000         --            --
   Officer             1996   $120,000    --        --          --         --          --            --

Joel Segal(3)          1998   $140,000    --        --        200,000  100,000         --            --
  Chief Executive      1997   $ 94,230   75,000     --          --         --          --            --
  Officer WWFM         1996      --       --        --          --         --          --            --

(1) Personal benefits provided to Messrs. Marc Roberts, Roy Roberts and Joel Segal did not exceed the disclosure thresholds established under SEC rules, and therefore are not included in this table.

(2)  Roy Roberts is the father of Marc Roberts.

(3) Mr. Segal did not become Chief Executive Officer of Worldwide Football Management, Inc., a wholly owned subsidiary of the Company ("WWFM") until April, 1997.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES

     Set forth below is information with respect to options to purchase the Company's Common Stock granted in the year ended December 31, 1998 and prior years under the Company's 1996 Stock Option Plan.


                                           NUMBER OF SECURITIES
             NUMBER OF                    UNDERLYING UNEXERCISED              VALUE OF UNEXERCISED
              SHARES                              OPTIONS AT                  IN-THE-MONEY OPTIONS
             ACQUIRED                        DECEMBER 31, 1998                 AT DECEMBER 31, 1998
                ON          VALUE      -----------------------------      -----------------------------
NAME         EXERCISE     REALIZED     EXERCISABLE     UNEXERCISABLE      EXERCISABLE     UNEXERCISABLE
----         --------     --------     -----------     -------------      -----------     -------------
Marc Roberts     --          --           205,000           --                  $0             --

Roy Roberts      --          --           165,000           --                  $0             --

Joel Segal       --          --           100,000        100,000                $0             --


EMPLOYMENT AGREEMENTS

     The Company maintains a five-year employment agreement ("Roberts Employment Agreement") with Marc Roberts, Chairman of the Board and Chief Executive Officer, commencing January 1, 1996 that provides for a base annual salary of $190,000 with annual minimum guaranteed increases of $25,000. Mr. Roberts shall also be paid an annual bonus of an amount equal to a minimum of 10% of the pretax operating income of the Company before income taxes, depreciation and amortization. The Company's Board of Directors or its executive compensation committee, if any shall determine bonuses in excess of that amount. Mr. Roberts shall also be entitled to participate in the Company's incentive stock option plan and shall be granted a minimum of 30% of the stock options to be issued by the plan at an exercise price of 110% of the fair value of the stock, as determined by the board of Directors, on the date of grant. The agreement provides that upon termination of Mr. Roberts' employment without cause or upon certain changes in control of the Company resulting in Mr. Roberts' termination, he will be entitled to receive any accrued but unpaid amounts due him under the agreement from the period prior to his termination. In addition, the Company is obligated to pay Mr. Roberts(i) within five (5) days of notice of termination, an amount equal to sixty percent (60%) of the present value of the sum of (x) all salary which would have been earned but for such termination for a period of
2.99 years commencing on the date of such termination based on Mr. Roberts' then current salary, plus (y) the present value of an amount determined by multiplying the amount of incentive compensation earned by Mr. Roberts for the last fiscal year of the Company preceding termination by 2.99 (the "Severance Compensation"). The remaining forty percent (40%) of the Severance Compensation shall be paid to Mr. Roberts in twelve (12) equal monthly installments commencing on the first month after the month in which he was terminated. In the event of Mr. Roberts' termination for cause, or if Mr. Roberts voluntarily terminates the agreement within its first two years, the company is under no obligation to pay him his compensation beyond the date of termination. If Mr. Roberts voluntarily resigns from the Company after the second anniversary of his agreement, he shall be entitled to receive all of the compensation and benefits he would be afforded if he had been terminated without cause. Mr. Roberts' agreement provides that Mr. Roberts will not compete with the Company for a one
(1) year period after the termination of his employment. The Company has obtained a $2,000,000 key person life insurance policy on Mr. Roberts' life naming the company as beneficiary.

     In connection with the formation of WWFM as a separate entity, the Company entered into an employment agreement with Joel Segal, a registered NFL player's agent, effective as of April 16, 1997, pursuant to which Mr. Segal assigned the rights and interests to the revenue generated by any individual with whom Mr. Segal signs to a valid representation agreement, or with whom material discussions regarding entering a representation agreement are had by Mr. Segal, the company or its employees or affiliates. Mr. Segal's base salary shall be $140,000 during the term of the employment agreement, with a signing bonus of $75,000. Pursuant to his employment agreement Mr. Segal was a 20% owner of WWFM but if he remained employed by the Company on December 31, 1998 either he or the Company had the right to cause a merger between WWFM and the Company. Such a merger would require the Company to issue 200,000 shares of the Company's common stock to Mr. Segal in exchange for his 20% stake in WWFM. WWFM would then become a wholly owned subsidiary of the Company. The Company affected such exchange with Mr. Segal in December 1998, thereby making WWFM a wholly owned subsidiary of the Company.

     Certain other executive officers of the Company have employment agreements. Mr. Jay Schulthess executed a five-year employment with the Company in April 1998, becoming President of the Motorsports Division of the Company. Mr. Schulthess' base salary is $90,000 during the term of the agreement with additional incentives in the form of bonuses and stock options based upon Mr. Schulthess' achieving certain objective financial results. The Company also granted Mr. Schultess an option to acquire 25,000 shares of common stock of the Company at an exercise price of $2.00, with such option being exercisable over a five-year term upon execution of such employment agreement.

     On June 23, 1999, the Company also entered into a one year employment agreement with Mr. Laurence Gottlieb as Executive Vice President at an annual salary of $185,000 and issued Mr. Gottlieb 20,000 shares of restricted common stock of the Company and granted Mr. Gottlieb options to purchase up to 20,000 shares of common stock of the Company at an exercise price of $2.00 with such option being exercisable over a five year term.

COMPENSATION OF DIRECTORS

       The Company does not compensate its directors. The Company's policy, however, is to reimburse directors for travel and out-of-pocket expenses incurred, if any, to attend its directors' meetings. See "Compensation Committee Interlocks and Insider Participation".

BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

     The Company does not have a Compensation Committee and the Board as a whole rather than the Compensation Committee has set compensation for its executive officers for each of the past three years. Two of such directors received cash compensation as executive officers of the Company. One of such directors received cash compensation as chief executive officer of Sportcut.com.

     Compensation levels afforded to Marc Roberts, Roy Roberts, John D'Angelo and to the Company's other executive officers are based in substantial part upon a comparative evaluation by the Company's Board of Directors of each such person's functional responsibility and performance in that particular segment of the Company's operations for which each is responsible and, where discernable, the profitability of that segment.

     During 1998 and 1999, the Board approved the grant of stock options, to a number of employees, including executive officers. The grant of options were approved after considering the significant transactions initiated and consummated by the executive officers on behalf of the Company during the past year. The Board noted that the Company's executive officers accomplishments included (i) the arranging of a heavyweight championship boxing match for Shannon Briggs against Lennox Lewis; (ii) the closing of a secondary offering of the Company's common stock in the aggregate amount of $6,500,000, which secondary offering was oversubscribed by investors; (iii) the formation of Sportcut.com and selection of Charles Koppelman as Chairman and Jordan Schlachter as Chief Executive Officer of Sportcut.com; (iv) the continued growth of the Company's WWFM subsidiary in terms of representing an increasing number of NFL football players in excess of 40 players; (v) the Company's entering into a joint venture arrangement with Munisteri Sports & Entertainment Inc. whereby the Company received partial management interests in seven heavyweight boxers; and (vi) the growth of the Company's Motorsports Division, including the Company's representation of Brewco Motorsports NASCAR Busch Cup racing team in procuring a multi-million dollar sponsorship from Castrol North America for Brewco Motorsports racing team.

November 10, 1999

               Marc Roberts - Chairman           Charles A. Koppelman
               Herbert Kozlov                    John D'Angelo
               Harvey Silverman                  Jordan Schlachter
               Allan Cohen

PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the Company's cumulative total Stockholder return on its Common Stock (based on the market price of the Company's Common Stock) with the cumulative total return of U.S. companies on The Nasdaq Stock Market and non-financial companies on The Nasdaq Stock Market.

                               [Performance Graph]

                                                              CUMULATIVE TOTAL RETURN
                                                     ---------------------------------------
                                                       10/24/96     12/96    12/97    12/98
WORLDWIDE ENTERTAINMENT & SPORTS CORP.                   100          69       25       26
NASDAQ STOCK MARKET (U.S.)                               100         106      129      182
NASDAQ NON-FINANCIAL                                     100         107      125      183


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Each member of the Board of Directors participated in the determination of the level of compensation of the Company's executive officers. Three of such directors are officers of the Company, i.e., Marc Roberts, Chief Executive Officer, John D'Angelo, In-House General Counsel, and Herbert F. Kozlov - Secretary. Mr. Jordan Schlachter is the Chief Executive Officer of Sportcut.com, which company is 91.5% owned by the Company. Charles Koppelman is a 5% owner of and Chairman of the Board of Sportcut.com.

     In April 1999, the Company entered into an agreement with Bsquared Communications, Inc. ("Bsquared") to provide creative, marketing, technical and business development consulting services to implement its Sportcut.com business plan and to create the type of web environment the Company envisions as the basis for its Internet business. Mr. Scott Brown is a principal of Bsquared and has agreed to serve as Chief Operating Officer of Sportcut.com on substantially a full-time basis for a period of at least two years. In consideration for such services, Bsquared has received 3.5% of the outstanding common stock of Sportcut.com with a right to receive up to a total of 12.5% of the common stock of Sportcut.com upon the attainment by Sportcut.com of certain financial and business benchmarks.

     Herbert F. Kozlov, a director of the Company, is a member of Parker Duryee Rosoff & Haft, counsel to the Company. Fees paid to such firm by the Company for the year ended December 31, 1998 were approximately $263,000.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of October 25, 1999, based on the information obtained from the persons named below, with respect to the beneficial ownership of shares of the Company's Common Stock by (i) each director of the Company, (ii) certain executive officers of the Company, (iii) each person known by the Company to be the owner of more than 5% of its outstanding shares of Common Stock, and (iv) all executive officers and directors as a group:

NAME AND ADDRESS OF                   NUMBER OF                           APPROXIMATE
BENEFICIAL HOLDER                     SHARES (1)                      PERCENTAGE OF CLASS
-------------------                   ----------                      --------------------
Marc Roberts                           1,964,966(2)                           13.5%
29 Northfield Avenue
West Orange, New Jersey 07052

Allan Cohen                            161,667(3)                              1.1%



29 Northfield Avenue
West Orange, New Jersey

Roy Roberts                               360,834(4)                           2.5%
29 Northfield Avenue
West Orange, New Jersey 07052

Harvey Silverman                          410,834(5)                           2.8%
120 Broadway
New York, New York 10018

Herbert F. Kozlov                         579,000(6)                           4.0%
529 Fifth Avenue
New York, New York 10017

Charles A. Koppelman                      500,000(7)                           3.5%
1330 Avenue of the Americas
New York, New York 10019

John D'Angelo                             219,971(8)                           1.5%
1350 Avenue of the Americas
New York, New York 10019

Jordan Schlachter                             0                                0.0%

Joel Segal                                350,000(9)                           2.4%
29 Northfield Avenue
West Orange, New Jersey  07052

Laurence Gottlieb                         40,000(10)                           0.3%
29 Northfield Avenue
West Orange, New Jersey

All executive officers                    4,587,272(11)                       20.6%
and directors as a group
(10 persons)

(1) Includes shares issuable pursuant to currently exercisable options and options which will be exercisable within 60 days of October 25, 1999. Marc Roberts, Allan Cohen, Harvey Silverman, Herbert Kozlov and John D'Angelo have agreed with the Company to refrain from exercising their currently exercisable options until after the filing of the Amendment to the Certificate of Incorporation discussed in Proposal 3. Except as otherwise indicated, the persons named herein have sole voting and dispositive power with respect to the shares beneficially owned.

(2) Includes 380,000 shares issuable upon exercise of options that are for these purposes deemed currently exercisable

(3) Includes 145,000 shares that may be acquired upon the exercise of currently exercisable options and warrants.

(4) Includes 277,500 shares issuable upon exercise of currently exercisable options.

(5) Includes 232,500 shares issuable upon exercise of currently exercisable options.

(6) Does not include shares and warrants to acquire additional shares held by members of a law firm of which Mr. Kozlov is a member. Mr. Kozlov disclaims beneficial ownership of such shares. Includes 8,000 shares held under the NYUGMA for the benefit of his minor children and 285,500 shares that may be acquired upon the exercise of currently exercisable options.

(7) Such shares vest pro-rata over a three-year period, conditioned upon Mr. Koppelman's serving a three-year term on the Board of Directors.

(8) Includes 200,000 shares upon exercise of options and includes 16,666 shares owned by family trust of which Mr. D'Angelo is a co- trustee and beneficiary.

(9 ) Includes 100,000 shares issuable upon exercise of currently exercisable options.

(10) Includes 20,000 shares issuable upon exercise of currently exercisable options.

(11) Includes 1,601,500 shares issuable upon the exercise of currently exercisable options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

       In April 1999, the Company entered into an agreement with Bsquared Communications, Inc. ("Bsquared") to provide creative, marketing, technical and business development consulting services to implement its Sportcut.com business plan and to create the type of web environment the Company envisions as the basis for its Internet business. Scott Brown, is a principal of Bsquared and is the Chief Operating Officer of Sportcut.com. He has agreed to serve in such capacity for at least two years on a substantially full-time basis. In consideration for such services, Bsquared has received 3.5% of the outstanding common stock of Sportcut.com with a right to receive up to a total of 12.5% of the common stock of Sportcut.com upon the attainment by Sportcut.com of certain financial and business benchmarks.

     Herbert F. Kozlov, a director of the Company, is a member of Parker Duryee Rosoff & Haft, counsel to the Company. Fees paid to such firm by the Company for the year ended December 31, 1998 were approximately $263,000.

     Pursuant to an Agreement dated as of October 12, 1999 among Charles Koppelman ("Koppelman), the Company and Sportcut.com, Inc, Koppelman agreed to serve as Chairman of Sportcut.com for a minimum three-year term through October 31, 2002. Sportcut.com is a 91.5% owned subsidiary of the Company and is developing an Internet electronic commerce business dedicated to providing viewers with information and various products and services related to sports and entertainment and is projected to launch in the late fall of 1999. As compensation for Koppelman's services as chairman, the Company and Sportcut.com agreed to compensate Koppelman as follows: (A) Sportcut.com shall issue 250 shares of Sportcut.com common stock representing 5% of Sportcut.com's outstanding capital stock to Koppelman (the "Koppelman Equity Interest"), which shall not be diluted except in the event of either (1) an underwritten public offering of Sportcut.com shares or (2) a merger, sale or acquisition transaction involving Sportcut.com (except if such transaction is with the Company or an affiliate of the Company); (B) the Company shall issue Koppelman a warrant to purchase up to an aggregate of 375,000 shares of common stock at an exercise price of $2.00 per share subject to the following conditions: (1) a warrant to purchase 125,000 shares of the Company in the event that either the Company or Sportcut.com shall have closed upon at least a $5,000,000 investment on or before the expiration of six months from the date of such Agreement; (2) a warrant to purchase 125,000 shares of the Company in the event that either the Company or Sportcut.com shall have closed upon at least a $7,500,000 investment on or before the expiration of twelve months from the date of such Agreement; and (3) a warrant to purchase 125,000 shares of the Company in the event that either the Company or Sportcut.com shall have closed upon at least a $10,000,000 investment on or before the expiration of eighteen months from the date of such Agreement, provided that Koppelman shall be entitled to aggregate the cumulative amount of any investment made in the Company or Sportcut.com for purposes of determining his eligibility for the issuance of the warrants described in (2) and (3) above. The issuance of such warrants is further conditioned upon the Company's obtaining shareholder approval to increase the number of authorized shares of the Company's common stock. The Company is seeking to obtain such shareholder approval in Proposal 3 herein.

     On June 23, 1999, the Company also entered into a one year employment agreement with Mr. Laurence Gottlieb as Executive Vice President at an annual salary of $185,000 and issued Mr. Gottlieb 20,000 shares of restricted common stock of the Company and granted Mr. Gottlieb options to purchase up to 20,000 shares of common stock of the Company at an exercise price of $2.00 with such option being exercisable over a five year term.


                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected Friedman Alpren & Green LLP to audit the financial statements of the Company for the fiscal year ending December 31, 1999. Such firm, which has served as the Company's independent auditors since 1997, has reported to the Company that none of its members has any direct financial interest or material indirect financial interest in the Company.

     Unless instructed to the contrary, the persons named in the enclosed proxy intend to vote the same in favor of the ratification of Friedman Alpren & Green LLP as the Company's independent auditors.

     A representative of Friedman Alpren & Green LLP is expected to attend the meeting and will be afforded the opportunity to make a statement and/or respond to appropriate questions from Stockholders.

     Stockholder Vote Required. Ratification of Friedman Alpren & Green LLP as the Company's independent accounting firm for the year ended December 31, 1999 requires the affirmative vote (a quorum being present) of a majority of all votes cast at the Meeting.

            THE BOARD OF DIRECTORS RECOMENDS A VOTE FOR RATIFICATION
              OF THE APPOINTMENT OF FRIEDMAN ALPREN & GREEN AS THE
               COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


                              STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the Company's 1999 Annual Meeting of Stockholders pursuant to the provisions of Rule 14a-8 of the Securities and Exchange Commission, promulgated under the Exchange Act, must be received by the Company's offices in West Orange, New Jersey by September 30, 2000 for inclusion in the Company's proxy statement and form of proxy relating to such meeting.

                                   APPENDIX A

                  WORLDWIDE ENTERTAINMENT & SPORTS CORPORATION

                             1999 STOCK OPTION PLAN

     1. PURPOSE OF THE PLAN. The purpose of the Worldwide Entertainment & Sports Corporation 1999 Stock Option Plan (the "Plan") is to encourage key employees of Worldwide Entertainment & Sports Corp., a Delaware corporation (the "Company") and of any present or future parent or subsidiary of the Company (collectively, "Related Corporations") and other individuals who render services to the Company or a Related Corporation, by providing opportunities to participate in the ownership of the Company and its future growth through (a) the grant of options which qualify as "incentive stock options" ("ISOs") under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"); and (b) the grant of options which do not qualify as ISOs ("Non-Qualified Options"). Both ISOs and Non-Qualified Options are referred to hereafter individually as an "Option" and collectively as "Options." As used herein, the terms "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation," respectively, as those terms are defined in Section 424 of the Code.

     2. ADMINISTRATION.

          (1) BOARD OR COMMITTEE ADMINISTRATION. The Plan shall be administered by the Board of Directors of the Company (the "Board of Directors" or the "Board") or by a committee appointed by the Board (the "Committee") provided that the Plan shall be administered: (i) to the extent required by applicable regulations under Section 162(m) of the Code, by two or more "outside directors" (as defined in applicable regulations thereunder) and (ii) to the extent required by Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or any successor provision ("Rule 16b-3"), by a disinterested administrator or administrators within the meaning of Rule 16b-3. All references in this Plan to the "Committee" shall mean the Board if no Committee has been appointed. Subject to ratification of the grant or authorization of each Option by the Board (if so required by applicable state law), and subject to the terms of the Plan, the Committee shall have the authority to (i) determine to whom (from among the class of employees eligible under paragraph 4 to receive ISOs) ISOs shall be granted, and to whom (from among the class of individuals and entities eligible under paragraph 4 to receive Non-Qualified Options) Non-Qualified Options may be granted; (ii) determine the time or times at which Options shall be granted; (iii) determine the purchase price of shares subject to each Option, which prices shall not be less than the minimum price specified in paragraph 6; (iv) determine whether each Option granted shall be an ISO or a Non-Qualified Option; (v) determine (subject to paragraph 7) the time or times when each Option shall become exercisable and the duration of the exercise period; (vi) extend the period during which outstanding Options may be exercised; (vii) determine whether restrictions are to be imposed on shares subject to Options and the nature of such restrictions, if any, and (viii) interpret the Plan and prescribe and rescind rules and regulations relating to it. If the Committee determines to issue a Non-Qualified Option, it shall take whatever actions it deems necessary, under Section 422 of the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO. The interpretation and construction by the Committee of any provisions of the Plan or of any Option granted under it shall be final unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan, as it may deem advisable. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

          (2) COMMITTEE ACTIONS. The Committee may select one of its members as its chairman, and shall hold meetings at such time and places as it may determine. A majority of the Committee shall constitute a quorum and acts of a majority of the members of the Committee at a meeting at which a quorum is present, or acts reduced to or approved in writing by all the members of the Committee (if consistent with applicable state law), shall be the valid acts of the Committee. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.


          (3) GRANT OF OPTIONS TO BOARD MEMBERS. Subject to the provisions of the first sentence of paragraph 2(1) above, if applicable, Options may be granted to members of the Board. All grants of Options to members of the Board shall in all other respects be made in accordance with the provisions of this Plan applicable to other eligible persons. Consistent with the provisions of the first sentence of Paragraph 2(1) above, members of the Board who either (i) are eligible to receive grants of Options pursuant to the Plan or (ii) have been granted Options may vote on any matters affecting the administration of the Plan or the grant of any Options pursuant to the Plan, except that no such member shall act upon the granting to himself or herself of Options, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting to such member of Options.

          (4) EXCULPATION. No member of the Board shall be personally liable for monetary damages for any action taken or any failure to take any action in connection with the administration of the Plan or the granting of Options under the Plan, provided that this subparagraph 2(4) shall not apply to (i) any breach of such member's duty of loyalty to the Company or its Stockholders, (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) acts or omissions that would result in liability under
Section 174 of the General Corporation Law of the State of Delaware, as amended, and (iv) any transaction from which the member derived an improper personal benefit.

          (5) INDEMNIFICATION. Service on the Committee shall constitute service as a member of the Board. Each member of the Committee shall be entitled without further act on his or her part to indemnity from the Company to the fullest extent provided by applicable law and the Company's Certificate of Incorporation and/or By-laws in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Options thereunder in which he or she may be involved by reason of his or her being or having been a member of the Committee, whether or not he or she continues to be a member of the Committee at the time of the action, suit or proceeding.

     3. SHARES SUBJECT TO THE PLAN. The stock subject to grant under the Plan shall be shares of the Company's common stock, $.01 par value (the "Common Stock"), whether authorized but unissued or held in the Company's treasury or shares purchased from Stockholders expressly for use under the Plan. The maximum number of shares of Common Stock which may be issued pursuant to Options granted under the Plan shall not exceed two million (2,000,000) shares, subject to adjustment in accordance with the provisions of Section 13 hereof. The Company shall at all times while the Plan is in force reserve such number of shares of Common Stock as will be sufficient to satisfy the requirements of all outstanding Options granted under the Plan. In the event any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available for Options under the Plan.

     4. PARTICIPATION. The class of persons that shall be eligible to receive Options under the Plan shall be (i) with respect to ISOs described in Section 6 hereof, any employees (including officers) of either the Company or any related corporation, and (ii) with respect to Non-Qualified Options described in Section 6 hereof, any key employee (including any officer) of, any non-employee Director of, or any non-employee consultant to, either the Company or any Related Corporation. The Committee may take into consideration a recipient's individual circumstances in determining whether to grant an Option. The granting of any Option to any individual or entity shall neither entitle that individual or entity to, nor disqualify such individual or entity from, participation in any other grant of Options.

     5. GRANTING OF OPTIONS. Options may be granted under the Plan at any time on or after October 1, 1999 and prior to October 1, 2009. The date of grant of an Option under the Plan will be the date specified by the Committee at the time it grants the Option; provided, however, that such date shall not be prior to the date on which the Committee acts to approve the grant. Options granted under the Plan are intended to qualify as performance based compensation to the extent required under proposed Treasury Regulation Section 1.162-27. Each Option granted under the Plan shall be authorized by the Board of Directors or the Committee and shall be evidenced by a Stock Option Agreement that shall be executed by the Company and by the person to whom such Option is granted. The Stock Option Agreement shall specify the number of shares of Common Stock as to which any Option is granted, the period during which the Option is exercisable and the option price per share thereof.

     6. MINIMUM OPTION PRICE; ISO LIMITATIONS.

          (1) PRICE FOR NON-QUALIFIED OPTIONS. The exercise price per share specified in the agreement relating to each Non-Qualified Option granted under the Plan shall in no event be less than the minimum legal consideration required therefor under the laws of any jurisdiction in which the Company or its successors in interest may be organized. Non-Qualified Options granted under the Plan, with an exercise price less than the fair market value per share of Common Stock on the date of grant, are intended to qualify as performance based compensation under Section 162(m) of the Code and any applicable regulations thereunder. Any such Non-Qualified Options granted under the Plan shall be exercisable only upon the attainment of a preestablished, objective performance goal established by the Committee.

          (2) PRICE FOR ISOS. The exercise price per share specified in the agreement relating to each ISO granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, the price per share specified in the agreement relating to such ISO shall not be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of grant. For purposes of determining stock ownership under this paragraph, the rules of
Section 424(d) of the Code shall apply.

          (3) $100,000 ANNUAL LIMITATION ON ISO VESTING. Each eligible employee may be granted Options treated as ISOs only to the extent that, in the aggregate under this Plan and all incentive stock option plans of the Company and any Related Corporation, ISOs do not become exercisable for the first time by such employee during any calendar year with respect to stock having a fair market value (determined at the time the ISOs were granted) in excess of $100,000. The Company intends to designate any Options granted in excess of such limitation as Non-Qualified Options.

          (4) DETERMINATION OF FAIR MARKET VALUE. If, at the time an Option is granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the date of grant or, if the prices or quotes discussed in this sentence are unavailable for such date, the last business day for which such prices or quotes are available prior to the date of grant and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq National Market. If the Common Stock is not publicly traded at the time an Option is granted under the Plan, "fair market value" shall mean the fair value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

     7. OPTION DURATION. Subject to earlier termination as provided in paragraphs 9 and 10, or in the agreement relating to such Option, each Option shall expire on the date specified by the Committee, but not more than (i) ten years from the date of grant in the case of Options generally and (ii) five years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, as determined under paragraph 6(b). Subject to earlier termination as provided in paragraphs 9 and 10, the term of each ISO shall be the term set forth in the original instrument granting such ISO, except with respect to any part of such ISO that is converted into a Non-Qualified Option pursuant to paragraph 12.

     8. EXERCISE OF OPTION. Subject to the provisions of paragraphs 9 through 12, each Option granted under the Plan shall be exercisable as follows:

          (1) VESTING. The Option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Committee may specify.

          (2) FULL VESTING OF INSTALLMENTS. Once an installment becomes exercisable, it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee.

          (3) PARTIAL EXERCISE. Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

          (4) ACCELERATION OF VESTING. The Committee shall have the right to accelerate the date that any installment of any Option becomes exercisable; provided that the Committee shall not, without the consent of an optionee, accelerate the permitted exercise date of any installment of any Option granted to any employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to paragraph 12) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in paragraph 6(c).

     9. TERMINATION OF EMPLOYMENT. Unless otherwise specified in the agreement relating to such ISO, if an ISO optionee ceases to be employed by the Company and all Related Corporations other than by reason of death or disability or as otherwise specified in paragraph 10, no further installments of his or her ISOs shall become exercisable, and his or her ISOs shall terminate on the earlier of
(a) ninety (90) days after the date of termination of his or her employment, or
(b) their specified expiration dates, except to the extent that such ISOs (or unexercised installments thereof) have been converted into Non-Qualified Options pursuant to paragraph 12. For purposes of this paragraph 9, employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed 90 days or, if longer, any period during which such optionee's right to reemployment is guaranteed by statute. A bona fide leave of absence with the written approval of the Committee shall not be considered an interruption of employment under this paragraph 9, provided that such written approval contractually obligates the Company or any Related Corporation to continue the employment of the optionee after the approved period of absence. ISOs granted under the Plan shall not be affected by any change of employment within or among the Company and Related Corporations, so long as the optionee continues to be an employee of the Company or any Related Corporation. Nothing in the Plan shall be deemed to give any grantee of any Option the right to be retained in employment or other service by the Company or any Related Corporation for any period of time.

     10. DEATH; DISABILITY; BREACH.

          (1) DEATH. If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his or her death, any ISO owned by such optionee may be exercised, to the extent otherwise exercisable on the date of death, by the estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of descent and distribution, until the earlier of
(i) the specified expiration date of the ISO or (ii) one (1) year from the date of the optionee's death.

          (2) DISABILITY. If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his or her disability, such optionee shall have the right to exercise any ISO held by him or her on the date of termination of employment, for the number of shares for which he or she could have exercised it on that date, until the earlier of (i) the specified expiration date of the ISO or (ii) one (1) year from the date of the termination of the optionee's employment. For the purposes of the Plan, the term "disability" shall mean "permanent and total disability" as defined in Section 22(e)(3) of the Code or any successor statute.


          (3) BREACH. If an ISO optionee ceases to be employed by the Company and all Related Corporation by reason of a finding by the Committee, after full consideration of the facts presented on behalf of both the Company and the Optionee, that the ISO optionee has breached his or her employment or service contract with the Company or any Related Corporation, or has been engaged in disloyalty to the Company or any Related Corporation, then, in such event, in addition to immediate termination of the Option, the ISO optionee shall automatically forfeit all shares for which the Company has not yet delivered share certificates upon refund by the Company of the exercise price of such Option. Notwithstanding anything herein to the contrary, the Company may withhold delivery of share certificates pending the resolution of any inquiry that could lead to a finding resulting in a forfeiture.

     11. ASSIGNABILITY. No Option shall be assignable or transferable by the grantee except by will, by the laws of descent and distribution or, in the case of Non-Qualified Options only, pursuant to a valid domestic relations order. Except as set forth in the previous sentence, during the lifetime of a grantee each Option shall be exercisable only by such grantee.

     12. TERMS AND CONDITIONS OF OPTIONS. Each Option granted under the Plan shall be a Non-qualified Stock Option unless the Option shall be specifically designated at the time of grant to be an ISO for federal income tax purposes. If any Option designated as an ISO is determined for any reason not to qualify as an incentive stock option within the meaning of Section 422 of the Code, such Option shall be treated as a Non-qualified Stock Option for all purposes under the provisions of the Plan. Options shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in paragraphs 6 through 11 hereof and may contain such other provisions as the Committee deems advisable which are not inconsistent with the Plan, including restrictions applicable to shares of Common Stock issuable upon exercise of Options. The Committee may specify that any Non-Qualified Option shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination and cancellation provisions as the Committee may determine. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments. Such instruments shall comply with and be subject to the following terms and conditions and such other terms and conditions as the Committee shall from time to time require which are not inconsistent with the terms of the Plan.

          (1) NUMBER OF OPTION SHARES. Each Option shall state the number of Shares to which it pertains. As Optionee may receive more than one Option, which may include Options which are intended to be ISO's and Options which are not to be ISO's, but only on the terms and subject to the conditions and restrictions of the Plan.

          (2) OPTION PRICE. Each Option Document shall state the Option Price which, for a Non- Qualified Stock Option, may be less than, equal to, or greater than the Fair Market Value of the Shares on the date the Option is granted and, for an ISO, shall be at least 100% of the Fair Market Value of the Shares on the date the Option is granted as determined by the Committee in accordance with this Subsection 12(2); provided, however, that if an ISO is granted to an Optionee who then owns, directly or by attribution under Section 424(d) of the Code, shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company or an Affiliate, then the Option Price shall be at least 110% of the Fair Market Value of the Shares on the date the Option is granted. If the Common Stock is traded in a public market, then the Fair Market Value per share shall be, if the Common Stock is listed on a national securities exchange or included in the NASDAQ National Market System, the last reported sale price thereof on the relevant date, or, if the Common Stock is not solicited or included, the mean between the last reported "bid" and "asked" prices thereof on the relevant date, as reported on NASDAQ or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines.

          (3) EXERCISE. No Option shall be deemed to have been exercised prior to the receipt by the Company of written notice of such exercise and of payment in full of the Option Price for the Shares to be purchased. Each such notice shall specify the number of Shares to be purchased and shall (unless the Shares are covered by a then current and effective registration statement or qualified Offering Statement under Regulation A under the Securities Act of 1933, as amended (the "Act"), contain the Optionee's acknowledgement in form and substance satisfactory to the Company that: (i) such Shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Act), (ii) the Optionee has been advised and understands that (A) the Shares have not been registered under the Act and are "restricted securities" within the meaning of Rule 144 under the Act and are subject to restrictions on transfer and (B) the Company is under no obligation to register the Shares under the Act or to take any action which would make available to the Optionee any exemption from such registration, (iii) such Shares may not be transferred without compliance with all applicable federal and state securities law, and (iv) an appropriate legend referring to the foregoing restrictions on transfer and any other restrictions imposed under the Option Documents may be endorsed on the certificates.

     13. ADJUSTMENTS. Upon the occurrence of any of the following events, an optionee's rights with respect to Options granted to such optionee hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the optionee and the Company relating to such Option:

          (1) STOCK DIVIDENDS AND STOCK SPLITS. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

          (2) CONSOLIDATIONS OR MERGERS. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board"), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the shares then subject to such Options either (A) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition, (B) shares of stock of the surviving corporation or (C) such other securities as the Successor Board deems appropriate, the fair market value of which shall approximate the fair market value of the shares of Common Stock subject to such Options immediately preceding the Acquisition; or (ii) upon written notice to the optionees, provide that all Options must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Options (to the extent then exercisable) over the exercise price thereof.

          (3) RECAPITALIZATION OR REORGANIZATION. In the event of a recapitalization or reorganization of the Company (other than a transaction described in subparagraph (2) above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an optionee upon exercising an Option shall be entitled to receive for the purchase price paid upon such exercise the securities he or she would have received if he or she had exercised such Option prior to such recapitalization or reorganization.

          (4) MODIFICATION OF ISOS. Notwithstanding the foregoing, any adjustments made pursuant to subparagraphs (1), (2) or (3) with respect to ISOs shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs or would cause adverse tax consequences to the holders, it may refrain from making such adjustments.

          (5) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

          (6) ISSUANCES OF SECURITIES. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

          (7) FRACTIONAL SHARES. No fractional shares shall be issued under the Plan and the optionee shall receive from the Company cash in lieu of such fractional shares.

          (8) ADJUSTMENTS. Upon the happening of any of the events described in subparagraphs (1), (2) or (3) above, the class and aggregate number of shares set forth in paragraph 3 hereof that are subject to Options which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Committee or the Successor Board shall determine the specific adjustments to be made under this paragraph 13 and, subject to paragraph 5, its determination shall be conclusive.

     14. MEANS OF EXERCISING OPTIONS. An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address, or to such transfer agent as the Company shall designate. Such notice shall identify the Option being exercised and specify the number of shares as to which such Option is being exercised, accompanied by full payment of the purchase price therefor either (a) in United States dollars in cash or by check, (b) at the discretion of the Committee, through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Option, (c) at the discretion of the Committee, by delivery of the grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274(d) of the Code, (d) at the discretion of the Committee and consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the Option and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the participant's direction at the time of exercise, or (e) at the discretion of the Committee, by any combination of (a), (b), (c) and (d) above. If the Committee exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clauses (b), (c), (d) or
(e) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the ISO in question. The holder of an Option shall not have the rights of a Stockholder with respect to the shares covered by such Option until the date of issuance of a stock certificate to such holder for such shares. Except as expressly provided above in paragraph 13 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

     15. TERM AND AMENDMENT OF PLAN. This Plan was adopted by the Board on September 24, 1999, subject, with respect to the validation of ISOs granted under the Plan, to approval of the Plan by the Stockholders of the Company at the next Meeting of Stockholders or, in lieu thereof, by written consent. If the approval of Stockholders is not obtained on or prior to September 20, 2000, any grants of ISOs under the Plan made prior to that date will be rescinded. The Plan shall expire at the end of the day on October 1, 2009 (except as to Options outstanding on that date). Subject to the provisions of paragraph 5 above, Options may be granted under the Plan prior to the date of Stockholder approval of the Plan. The Board may terminate or amend the Plan in any respect at any time, except that, without the approval of the Stockholders obtained within 12 months before or after the Board adopts a resolution authorizing any of the following actions: (a) the total number of shares that may be issued under the Plan may not be increased (except by adjustment pursuant to paragraph 13); (b) the benefits accruing to participants under the Plan may not be materially increased; (c) the requirements as to eligibility for participation in the Plan may not be materially modified; (d) the provisions of paragraph 4 regarding eligibility for grants of ISOs may not be modified; (e) the provisions of paragraph 6(b) regarding the exercise price at which shares may be offered pursuant to ISOs may not be modified (except by adjustment pursuant to paragraph
13); (f) the expiration date of the Plan may not be extended; and (g) the Board may not take any action which would cause the Plan to fail to comply with Rule 16b-3. Except as otherwise provided in this paragraph 15, in no event may action of the Board or Stockholders alter or impair the rights of a grantee, without such grantee's consent, under any Option previously granted to such grantee.

     16. APPLICATION OF FUNDS. The proceeds received by the Company from the sale of shares pursuant to Options granted under the Plan shall be used for general corporate purposes.

     17. NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION. By accepting an ISO granted under the Plan, each optionee agrees to notify the Company in writing immediately after such optionee makes a Disqualifying Disposition (as described in Sections 421, 422 and 424 of the Code and regulations thereunder) of any stock acquired pursuant to the exercise of ISOs granted under the Plan. A Disqualifying Disposition is generally any disposition occurring on or before the later of (a) the date two years following the date the ISO was granted or
(b) the date one year following the date the ISO was exercised.


     18. WITHHOLDING OF ADDITIONAL INCOME TAXES. Upon the exercise of a Non-Qualified Option for less than its fair market value, the making of a Disqualifying Disposition (as defined in paragraph 17), the vesting or transfer of restricted stock or securities acquired on the exercise of an Option hereunder, or the making of a distribution or other payment with respect to such stock or securities, the Company may withhold taxes in respect of amounts that constitute compensation includible in gross income. The Committee in its discretion may condition (i) the exercise of an Option, or
(ii) the vesting or transferability of restricted stock or securities acquired by exercising an Option, on the grantee's making satisfactory arrangement for such withholding. Such arrangement may include payment by the grantee in cash or by check of the amount of the withholding taxes or, at the discretion of the Committee, by the grantee's delivery of previously held shares of Common Stock or the withholding from the shares of Common Stock otherwise deliverable upon exercise of a Option shares having an aggregate fair market value equal to the amount of such withholding taxes.

     19. GOVERNMENTAL REGULATION. The Company's obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares. Government regulations may impose reporting or other obligations on the Company with respect to the Plan. For example, the Company may be required to send tax information statements to employees and former employees that exercise ISOs under the Plan, and the Company may be required to file tax information returns reporting the income received by grantees of Options in connection with the Plan.

     20. GOVERNING LAW. The laws of Delaware shall govern the validity and construction of the Plan and the instruments evidencing Options.

                                   APPENDIX 1

                  WORLDWIDE ENTERTAINMENT & SPORTS CORPORATION
                              29 Northfield Avenue
                          West Orange, New Jersey 07052

                             -----------------------
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                             -----------------------

The undersigned hereby appoints Marc Roberts and Herbert Kozlov as Proxies, each with the power to appoint his substitute, and hereby authorizes them, and each of them acting singly, to represent and to vote, as designated below, all the shares of Common Stock of Worldwide Entertainment & Sports Corp. ("Worldwide") held of record by the undersigned on September 20, 1999 at the Annual Meeting of Stockholders to be held on November 10, 1999, or any adjournment thereof.

1. To elect the following individuals as members to the Board of Directors of the Company:

          Marc Roberts              FOR               ABSTAIN          AGAINST
          Herbert Kozlov            FOR               ABSTAIN          AGAINST
          Harvey Silverman          FOR               ABSTAIN          AGAINST
          Allan Cohen               FOR               ABSTAIN          AGAINST
          Charles Koppelman         FOR               ABSTAIN          AGAINST
          John D'Angelo             FOR               ABSTAIN          AGAINST
          Jordan Schlachter         FOR               ABSTAIN          AGAINST

2. To consider and vote upon a proposal to adopt the 1999 Stock Option Plan.

          FOR                       ABSTAIN                    AGAINST

3. To consider and vote upon a proposal to amend Worldwide's Certificate of Incorporation to (a) increase the number of authorized shares of Worldwide's Common Stock from 20,000,000 to 60,000,000 shares and (b) increase the number of authorized shares of the Company's "blank check" Preferred Stock from 5,000 shares to 5,000,000 shares.

          FOR                       ABSTAIN                    AGAINST

4. To consider and vote upon a proposal to authorize Worldwide to issue in a private placement up to an additional 2,400,000 shares of Common Stock, bringing the total up to 5,000,000 in the aggregate, in order to raise at least up to $6,000,000 in gross proceeds in order to finance the operations of Sportcut.com Inc., and to approve certain compensation to be paid to the Placement Agent in connection therewith.

         FOR                       ABSTAIN                    AGAINST

5. Ratification of Friedman Alpren & Green, LLP as the Company's independent certified public accountant.

         FOR                       ABSTAIN                    AGAINST

THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, AND 5. A VOTE TO "ABSTAIN" WILL NOT BE COUNTED TOWARDS THE REQUISITE AFFIRMATIVE VOTE TO APPROVE PROPOSAL 3.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.



Please sign exactly as name appears below.      When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or
                                                guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in
                                                partnership name by authorized person.


                                                -----------------------------------
                                                Signature

                                                -----------------------------------
                                                Signature if held jointly
                                                Dated:  __________________, 1999
